Exhibit T3A.2.12

[Seal]

Prescribed by	Approved	30
Bob Taft, Secretary of State	Date	3/9/98
30 East Broad Street, 14th Floor	Fee	$85.00
Columbus, Ohio 43266-0418		98031000602
Form LCA (July 1994)

ARTICLES OF ORGANIZATION

(Under Section 1705.04 of the Ohio Revised Code)
Limited Liability Company

The undersigned, desiring to form a limited liability company, under Chapter 1705 of the Ohio revised Code, do hereby state the following:

FIRST:	The name of said limited liability company shall be	Gettysburg and Hoover-Dayton, Ohio, LLC
(The name must include the words “limited liability company”, “limited”, “Ltd” or “Ltd”)

SECOND:	This limited liability company shall exist for a period of perpetual

THIRD:              The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is:

P.O. Box 3165
(Shows of post office box)

Harrisburg, PA 17105
(city, village or township) (state) (zip code)

☐      Please check this box if additional provisions are attached hereto

Provisions attached hereto are incorporated herein and made a part of these articles of organization.

(OHIO - LLC - 3353 - 6/15/94)

FOURTH:       Purpose (optional)

IN WITNESS WHEREOF, we have hereunto subscribed our names, this 4th day of March, 1998.

Signed:	By:	/s/ Lilli A. Binder	Signed:
Lilli A. Binder, Asst Secretary

Signed:			Signed:

Signed:			Signed:

(If insufficient space for all signatures, please attach a separate sheet containing additional signatures)

INSTRUCTIONS

1.          The fee for filing Articles of Organization for a limited liability company is $85.00.

2.          Articles will be returned unless accompanied by a written appointment of agent signed by all or a majority of the members of the limited liability company which must include a written acceptance of the appointment by the named agent.

3.          A limited liability company must be formed by a minimum of two persons.

4.          Any other provisions that are from the operating agreement or that are not inconsistent with applicable Ohio law and that the members elect to set out in the articles for the regulation of the affairs of the limited liability company may be attached.

[Ohio Revised Code Section 1705.04]

(OHIO - LLC -3353)

[SEAL]

Prescribed by

Bob Taft, Secretary of State

30 East Broad Street, 14th Floor

Columbus, Ohio 43266-0418

Form LCO (July 1994)

ORIGINAL APPOINTMENT OF AGENT

(For limited liability company)

The undersigned, being at least a majority of the members of	Gettysburg and Hoover-Dayton, Ohio, LLC	hereby appoint
(name of limited liability company)

CT Corporation System
(name of agent)

to be the agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The complete address of the agent is:

1300 East 9th Street
(street address)

Cleveland,	Ohio	44114
(city, village or township) [ILLEGIBLE]		(zip code)

Rite Aid of Ohio, Inc.
(member)	(member)

By: /s/ Lilli A. Binder
(member)	(member)
Lilli A. Binder
Assistant Secretary
[SEAL]

([ILLEGIBLE])

ACCEPTANCE OF APPOINTMENT

The undersigned, named herein as the statutory agent for	Gettysburg and Hoover Dayton, Ohio, LLC,	hereby acknowledges and accepts the
(name of limited liability company)
appointment of agent for said limited liability company.

C T Corporation System

By:	/s/ Victor A. Duva
Agent’s Signature
VICTOR A. DUVA
Assistant Vice President

INSTRUCTIONS

1. Articles of organization must be accompanied by an original appointment of agent R.C. 1705.06(B).

2. The agent for a limited liability company must be an individual who is a resident of Ohio, an Ohio corporation, or a foreign corporation holding an Ohio license as a foreign corporation. R.C. 1705.06(A)

3. An original appointment of agent form must be signed by at least a majority of the members of the limited liability company. R.C. 1705.06(B)

(OHIO - LLC - 3354 - 1/19/98)